EXHIBIT 21

SUBSIDIARIES OF THE GENLYTE GROUP INCORPORATED
DECEMBER 31, 2005

The Genlyte Group Incorporated has the following subsidiaries, 100% owned, except as noted:

   Genlyte Receivables Corporation, a Delaware corporation
   Genlyte Holdings Inc., a Delaware corporation
            Genlyte Thomas Group LLC, a Delaware limited liability company
                Genlyte Thomas Group Nova Scotia ULC, a Canadian unlimited liability company
                GTG International Acquisitions LP, a Canadian limited partnership
     Lightolier De Mexico, S.A. De C.V., a Mexican corporation
     Lumec Holding Corp., a Canadian corporation
                     USS Manufacturing Inc., a Canadian corporation
                                 Lumec, Inc., a Canadian corporation
                                                            Lumec-Schreder, Inc., a Canadian corporation (50.5% owned)
                Shakespeare Composite Structures LLC, a Delaware limited liability company
                New Oxford Aluminum LLC, a Delaware limited liability company
                Thomas De Mexico, S.A. De C.V., a Mexican corporation
                Translite Limited, a U.K. corporation
                                Sonoma Lighting, a U.K. corporation
                                                            Translite Sonoma, LLC, a Delaware limited liability company
   Genlyte Lighting Corp., a Delaware corporation
   Genlyte Canadian Holdings, LLC, a Delaware limited liability company
                GTG Intangible Holdings, LLP, a Delaware limited liability partnership
                                Genlyte Intangible Inc., a Delaware corporation
                                 Canlyte Inc., a Canadian corporation
                                                            Ledalite Architectural Products, a Canadian limited partnership
   Genlyte Nova Scotia CLP, a Canadian unlimited liability company
   Genlyte Nova Scotia CGP, a Canadian unlimited liability company
Genlyte International Acquisitions, a Canadian limited partnership